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                                                                     EXHIBIT 4.2


              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                    CORPORATION AND LAND DEVELOPMENT BUREAU
                             (FOR BUREAU USE ONLY)

Date Received
Nov 20 2000

               This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name      C. Leslie Banas, Atty.                              FILED
          Honigman Miller Schwartz and Cohn
                                                            NOV 20 2000
Address
          2290 First National Building                     ADMINISTRATOR
                                                   BUREAU OF COMMERCIAL SERVICES

City                  State      Zip Code
          Detroit      MI       48226-3583         EFFECTIVE DATE:

 /\ DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. /\
     IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.


                     ARTICLES OF ORGANIZATION

         FOR USE BY DOMESTIC LIMITED LIABILITY COMPANIES
     (Please read information and instructions on last page)            B 84-506

     Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I

The name of the limited liability company is: The Detroit Edison Securitization
                                              Funding LLC

ARTICLE II

   See Attachment.

ARTICLE III

The duration of the limited liability
company if other than perpetual is:     perpetual.

ARTICLE IV

1. The street address of the location of the registered office is:

   2000 Second Avenue, Detroit                , Michigan 48226-1279
 ---------------------------------------------           -------------------
     (Street Address)        (City)                          (Zip Code)

2. The mailing address of the registered office if different than above:

                                              , Michigan
 ---------------------------------------------           -------------------
     (Street Address or P.O. Box)    (City)                   (Zip Code)

3. The name of the resident agent at the registered office is: Susan M. Beale
                                                              ----------------

ARTICLE V (insert any desired additional provision authorized by the Act; attach additional pages if needed.)

   The limited liability company shall be managed by managers.


                     Signed this 17th day of November, 2000

                               See Signature Page
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                                   ATTACHMENT

                                       TO

                            ARTICLES OF ORGANIZATION

                                       OF

                 THE DETROIT EDISON SECURITIZATION FUNDING LLC



     ARTICLE II

     The purpose for which the limited liability company is formed is to: purchase and own certain securitization property; issue one or more series of securitization bonds, each of which may be comprised of one or more classes, from time to time; pledge its interest in the securitization property and other collateral to the trustee under the indenture executed in connection with the issuance of securitization bonds, to secure such securitization bonds; and perform activities that are necessary, suitable or convenient to accomplish the foregoing, including the consummation of interest rate swap agreements and/or hedging arrangements incident to the issuance of securitization bonds.
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                                 SIGNATURE PAGE

                                       TO

                            ARTICLES OF ORGANIZATION

                                       OF

                 THE DETROIT EDISON SECURITIZATION FUNDING LLC



                                             THE DETROIT EDISON COMPANY,
                                             a Michigan corporation

                                             By: /s/ N.A. Khouri
                                                ----------------------------
                                                    N.A. Khouri
                                                   ----------------------
                                             Its:   Assistant Treasurer
                                                   ----------------------